EXHIBIT 10(s)


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                        EMPLOYEE STOCKHOLDER AGREEMENT


                         dated as of August 19, 1999,


                                     among


                          BLOUNT INTERNATIONAL, INC.,


                       LEHMAN BROTHERS MERCHANT BANKING
                              PARTNERS II, L.P.,


                                      and


                    THE EMPLOYEE STOCKHOLDERS NAMED HEREIN




=============================================================================


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                               TABLE OF CONTENTS

                                   ARTICLE I

DEFINITIONS.................................................................1


                                  ARTICLE II

                       GENERAL; RESTRICTIONS ON TRANSFER

SECTION 2.01.  General......................................................7
SECTION 2.02.  General Transfer Restrictions................................7
SECTION 2.03.  Legend.......................................................8
SECTION 2.04.  Additional Restrictions on Transfer..........................8
SECTION 2.05.  Registration of Option Shares................................8


                                  ARTICLE III

                    TAG-ALONG RIGHTS, AND DRAG-ALONG RIGHTS

SECTION 3.01.  Tag-Along Rights.............................................8
SECTION 3.02.  Drag-Along Rights...........................................10
SECTION 3.03.  Cooperation.................................................10


                                  ARTICLE IV

                              CALL AND PUT RIGHTS

SECTION 4.01.  Call and Puts Rights  ......................................11


                                   ARTICLE V

                              REGISTRATION RIGHTS

SECTION 5.01.  Registration................................................12
SECTION 5.02.  Demand Registration Rights. ................................13
SECTION 5.03.  Registration Expenses.......................................15
SECTION 5.04.  Restrictions on Public Sale by Sellers and the Company......15
SECTION 5.05.  Registration Procedures.....................................15
SECTION 5.06.  Obligations of Sellers......................................18
SECTION 5.07.  Indemnification.............................................19
SECTION 5.08.  Rule 144 Reporting..........................................22


                                       i

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                                  ARTICLE VI

                                 MISCELLANEOUS

SECTION 6.01.  Notices....................................................22
SECTION 6.02.  Applicable Law.............................................22
SECTION 6.03.  Entire Agreement; No Third-Party Beneficiaries.............23
SECTION 6.04.  Descriptive Headings.......................................23
SECTION 6.05.  Severability...............................................23
SECTION 6.06.  Agreement To Be Bound......................................23
SECTION 6.07.  Additional Holders.........................................23
SECTION 6.08.  Additional Employee Stockholders...........................23
SECTION 6.09.  Other Agreements...........................................23
SECTION 6.10.  Successors, Assigns, Transferees...........................23
SECTION 6.11.  Amendments; Waivers........................................23
SECTION 6.12.  Counterparts...............................................24
SECTION 6.13.  Specific Performance.......................................24
SECTION 6.14.  Attorneys' Fees............................................24
SECTION 6.15.  Recapitalization, Exchanges, etc., Affecting Common Stock..24


Exhibit A -- Form of Option Agreement
Exhibit B -- Equity Rollover Amounts


                                      ii

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                         EMPLOYEE STOCKHOLDER AGREEMENT dated as of August 19,
                    1999 (this "Agreement"), among BLOUNT INTERNATIONAL, INC., a Delaware corporation (the "Company"), Lehman Brothers Merchant Banking Partners II, L.P., a Delaware limited partnership, on behalf of itself and its affiliated co-investors (collectively, "Lehman Brothers Merchant Banking Partners"), and each employee of the Company whose names and addresses are set forth on the signature page hereof or who otherwise become parties to this Agreement (each, an "Employee Stockholder").


          WHEREAS pursuant to an Agreement and Plan of Merger and Recapitalization (as amended from time to time, the "Merger Agreement") dated April 18, 1999, between Red Dog Acquisition, Corp., a Delaware corporation, and the Company (a) each share of issued and outstanding common stock of the Company (with certain exceptions set forth in the Merger Agreement) shall be converted into the right to receive, at the election of the stockholders of the Company and subject to proration, either (i) an amount in cash equal to $30.00 or (ii) two shares of common stock of the Company;

          WHEREAS upon completion of the merger contemplated by the Merger Agreement (the "Merger"), Lehman Brothers Merchant Banking Partners will own a substantial majority of the Company.

          WHEREAS the Employee Stockholders have agreed to invest in the Company after the Merger, on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS it is in the best interests of Lehman Brothers Merchant Banking Partners, the Company and the Employee Stockholder to set forth certain additional provisions governing certain aspects of their relationships.

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

          As used in this Agreement, the following terms shall have the meanings ascribed to them below:

          "Affiliate" of any Person means another Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such first Person.

          "Associate" of a Person means any Person who is an officer of, or employed by, such first Person or such first Person's Affiliates.

          "Board" means the Board of Directors of the Company.

          "Call Event" shall have the meaning set forth in Section 4.01(d).

          "Call Notice" shall have the meaning set forth in Section 4.01(e).


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                                                                             2


          "Cause", in respect of any Employee Stockholder, shall have the meaning set forth in such Employee Stockholder's Employment Agreement, or if such Agreement does not define such term, "Cause" means the involuntary termination of an Employee Stockholder by the Company for any of the following reasons: (a) as result of an act or acts by the Employee Stockholder which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses); (b) as result of an act or acts by the Employee Stockholder which are in the good faith judgment of the Board to be in violation of law or of policies of the Company and which result in demonstrably material injury to the Company; (c) as result of an act or acts of proven dishonesty by the Employee Stockholder resulting or intended to result directly or indirectly in significant gain or personal enrichment to the Employee Stockholder at the expense of the Company or public stockholders of the Company; or (d) upon the willful and continued failure by the Employee Stockholder substantially to perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness not constituting a Disability), after a demand in writing for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Employee Stockholder has not substantially performed his duties. With respect to clauses (b), (c) or (d) above, the Employee Stockholder shall not be deemed to have been involuntarily terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Employee Stockholder and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Employee Stockholder was guilty of conduct set forth above in clauses (b), (c) or (d) and specifying the particulars thereof in detail. For purposes of this Agreement, no act or failure to act by the Employee Stockholder shall be deemed to be "willful" unless done or omitted to be done by the Employee Stockholder not in good faith and without reasonable belief that the Employee Stockholder's action or omission was in the best interests of the Company.

          "Change in Control", in respect of any Employee Stockholder, shall have the meaning set forth in such Employee Stockholder's Employment Agreement, or if such Agreement does not define such term, "Change in Control" means (i) (a) the acquisition, directly or indirectly, by any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any member of the Lehman Group, of securities of the Company representing an aggregate of more than 50% of the combined voting power of the Company's then outstanding securities (excluding the acquisitions by persons who acquire such amount through inheritance); (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, cease for any reason to constitute at least a majority thereof, unless the election of each new director was approved in advance by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period; (c) consummation of (i) a merger, consolidation or other business combination of the Company with any other "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than a merger, consolidation or business combination which would result in the outstanding common stock of the Company immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than 50% of the outstanding common stock of the Company, or such surviving entity or partners or affiliate thereof, outstanding immediately after such merger, consolidation or business combination, or (ii) a plan of complete liquidation of Company or an agreement for the sale or disposition by Company of all or substantially all of Company's assets; (d) an Initial Public Offering; or (e) a sale of more than 50% of the assets of the Company; provided that none of the events described in clauses (b) through (e) shall be deemed a Change in Control if, immediately following such event, the Lehman Group owns 50% or more of the combined voting power of the Company's then outstanding securities.


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                                                                             3


          "Closing Date" shall have the meaning set forth in the Merger
Agreement.

          "Common Stock" means the Common Stock, par value $.01 per share, of the Company and any other capital stock or securities into which such Common Stock is reclassified or changed, including by reason of merger, consolidation, reorganization or recapitalization or that are otherwise distributed with respect to Common Stock.

          "Company" shall have the meaning set forth in the preamble to this Agreement. It is understood that references to the "Company" herein that apply to time periods after the Effective Date, shall be to Blount International, Inc. as the surviving corporation in the Merger.

          "Disability" means the inability as a result of physical or mental incapacity of an Employee Stockholder to substantially perform his duties for the Company on a full-time basis for a period of six consecutive months.

          "Disability Cause Event" shall have the meaning set forth in Section 4.01(c).

          "Drag-Along Disposition Transaction" shall have the meaning set forth in Section 3.02(a).

          "Drag-Along Notice" shall have the meaning set forth in Section
3.02(a).

          "Drag-Along Purchasers" shall have the meaning set forth in Section 3.02(a).

          "Drag-Along Rights" shall have the meaning set forth in Section
3.02(a).

          "Drag-Along Shares" shall have the meaning set forth in Section
3.02(b).

          "Drag-Along Stockholders" shall have the meaning set forth in
Section 3.02(a).

          "Drag-Along Transferors" shall have the meaning set forth in Section 3.02(a).

          "Effective Time" shall mean the Effective Time of the Merger as set forth in the Merger Agreement.

          "Employee Demand Registration Right" shall have the meaning set forth in Section 5.02(a).

          "Employee Demand Right Effective Date" shall have the meaning set forth in Section 5.02(a).

          "Employee Demand Right Notice" shall have the meaning set forth in
Section 5.02(a).

          "Employee Stockholder" shall have the meaning set forth in the recitals to this Agreement.

          "Employment Agreement" means, with respect to any Employee Stockholder, the written agreement between the Company and such Employee Stockholder providing for the terms of such Employee Stockholder's employment with the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Fair Market Value" means, in respect of each share of Common Stock,
(i) to the extent the call or put under Article IV herein, as the case may be, occurs concurrently with or within 30 days of an Initial Public Offering, the offering price to the public per share of common stock of such Initial Public Offering; (ii) to the extent the call or put under Article IV herein, as the case may be, occurs concurrently with or within 30 days of a Change in Control, the value of the Company's total equity, as determined based upon the price per share paid in connection with such Change in Control, divided by the total number of shares of Common Stock then outstanding; (iii) to the extent clauses (i) and (ii) above do not apply and a regular trading market for the Company's common stock exists following an Initial Public Offering, the average closing price of such common stock for 10 consecutive trading days ending on the trading day immediately prior to such call or put; and (iv) at all other times, the fair market value of the Company's total equity, as determined by the Board in good faith divided by the total number of shares of Common Stock then outstanding; provided, however, that if the Employee Stockholder disputes the Board's determination, within 10 days of the Employee Stockholder's receipt of notice of the Board's determination, the Employee Stockholder and the Board shall jointly select a qualified independent financial advisor to make such determination, which determination shall be final and binding upon the parties, provided, further, that the fees and costs of such financial advisor in connection with its determination shall be borne equally by the Company and the Employee Stockholder unless such financial advisor's fair market value determination is at least 10% greater than the Board's determination, in which case, such fees and costs shall be borne entirely by the Company

          "For Cause Call Event" shall have the meaning set forth in Section 4.01(b).

          "Good Reason", in respect of any Employee Stockholder, shall have the meaning set forth in such Employee Stockholder's Employment Agreement. If such Employment Agreement does not define "Good Reason", the provisions of this Agreement that utilize such term shall not be applicable to such Employee Stockholder.

          "Holders" means the Employee Stockholders and all Permitted Transferees thereof who shall become a party to this Agreement pursuant to
Section 6.06, and any combination of them.

          "Incidental Registration Statement" shall have the meaning set forth in Section 5.01(a).

          "Initial Public Offering" means the sale after the Effective Time pursuant to one or more effective registration statements under the Securities Act (other than in connection with employee benefit or similar plans or acquisitions of companies or businesses by, or business combinations involving the Company or any of its subsidiaries) of shares of Common Stock which results in an active trading market of 25% or more of the outstanding shares of the Common Stock. There shall be deemed to be an "active trading market" if the Common Stock is listed or quoted on a national exchange or NASDAQ on the applicable determination date.

          "Lehman Brothers Merchant Banking Partners" shall have the meaning set forth in the recitals to this Agreement.

          "Lehman Demand Registration Right" shall have the meaning set forth in Section 5.02(b).

          "Lehman Demand Right Notice" shall have the meaning set forth in
Section 5.02(b).


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                                                                             5


          "Lehman Group" shall mean Lehman Brothers Merchant Banking Partners and (a) any Affiliate of Lehman Brothers Merchant Banking Partners, (b) any Associates of Lehman Brothers Merchant Banking Partners, (c) the heirs, executors, administrators, testamentary trustees, legatees or beneficiaries of any member of the Lehman Group and (d) a trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general or limited partners of which, include only Lehman Brothers Merchant Banking Partners, Affiliates and Associates of Lehman Brothers Merchant Banking Partners, their spouses, their lineal descendants and any other members of their families, if, in the cases of clauses (b) through (d) above, such Person agrees in writing to be bound by the terms of this Agreement as a member of the Lehman Group.

          "Merger" shall have the meaning set forth in the recitals to this Agreement.

          "Merger Agreement" shall have the meaning set forth in the recitals to this Agreement.

          "NASD" means the National Association of Securities Dealers, Inc.

          "NASDAQ" means the NASDAQ stock market.

          "New Options" shall have the meaning set forth in the Option
Agreement.

          "Non-Cause Call Event" shall have the meaning set forth in Section 4.01(a).

          "NYSE" means New York Stock Exchange, Inc.

          "Option Agreement" means the 1999 Employee Stock Option Plan substantially in the form contained in Exhibit A attached hereto.

          "Option Shares" means the shares of Common Stock issued upon exercise of any New Options granted to the Employee Stockholders.

          "Other Registration Rights Agreements" shall have the meaning set forth in Section 5.01(a).

          "Permitted Transferees" means:

               (i) in the case of the Employee Stockholders, (A) each Employee Stockholder's heirs, executors, administrators, testamentary trustees, legatees, beneficiaries or charitable remaindermen, (B) a trust the beneficiaries of which include only an Employee Stockholder, the spouse, the lineal descendants or any other member of the family of such Employee Stockholder approved by the Board or
          (C) any Person if Lehman Brothers Merchant Banking Partners has given its prior written consent to the applicable transfer; and

               (ii) in the case of any member of the Lehman Group, any other Person who is a member of the Lehman Group.

          "Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

          "Purchased Shares" means shares of Common Stock representing the Rollover Stock.


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                                                                             6


          "Put Event" shall have the meaning set forth in Section 4.02(c).

          "Registrable Securities" means the Common Stock held by a Holder; provided that in the event that the Holder is participating in an offering pursuant to Section 5.01(a), "Registrable Securities" shall mean the Common Stock held by the Holder multiplied by a fraction, the numerator of which is the number of shares of Common Stock offered by Lehman Brothers Merchant Banking Partners for sale in connection with the relevant registered offering described in Section 5.01(a) and the denominator of which is the total number of shares of Common Stock owned by Lehman Brothers Merchant Banking Partners as of the date of such offering. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities have been registered under the Securities Act, the registration statement with respect to the sale of such securities has become effective under the Securities Act and such securities have been disposed of pursuant to such effective registration statement, (ii) such securities have been distributed pursuant to Rule 144 or Rule 144A (or any similar provision then in force) under the Securities Act, (iii) such securities have been otherwise transferred, if new certificates or other evidences of ownership for them not bearing a legend restricting further transfer and not subject to any stop-transfer order or other restrictions on transfer have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities laws then applicable, (iv) following the Initial Public Offering, such securities may be sold without restriction under Rule 144(k) (or any similar provision then in force) under the Securities Act, or (v) such securities shall cease to be outstanding.

          "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with Article V, including all registration and filing fees and expenses (including SEC, stock exchange and NASD fees), fees and expenses of compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, the fees and expenses incurred in connection with the listing, if any, of the securities to be registered on each securities exchange or national market system on which the Common Stock is then listed, fees and disbursements of one counsel for the Company, one counsel for Lehman Brothers Merchant Banking Partners and one counsel selected by holders of a majority of shares to be sold in connection with the relevant registration of Common Stock held by the Employee Stockholders taken together, and of the independent certified public accountants of the Company (including the expenses of any annual audit, special audit and "cold comfort" letters required by or incident to such performance and compliance), the fees and disbursements of underwriters customarily paid by issuers or sellers of securities (including, if applicable, the fees and expenses of any "qualified independent underwriter" (and its counsel) that is required to be retained in accordance with the rules and regulations of the NASD), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, and fees and expenses of other Persons retained by the Company (but not including any underwriting discounts or commissions or transfer taxes, if any, attributable to the sale of securities by holders of such securities).

          "Retirement" with respect to any Employee Stockholder, shall have the meaning set forth in such Employee Stockholder's Employment Agreement. To the extent no such Employment Agreement is in effect or such Employment Agreement does not define "Retirement", "Retirement" means normal retirement under the terms of any tax-qualified retirement plan of the Company or if no such plan is in existence or does not define "Retirement", "Retirement" means termination of employment (other than an involuntary termination for Cause) at anytime on or after attainment of the age of 65, in each case which retirement occurs no earlier than three years after the Effective Time. Except as provided in the applicable

Employment Agreement, any purported retirement prior to the third anniversary of the Effective Time shall be treated the same as a voluntary termination.

          "Rollover Stock" shall have the meaning set forth in Section 2.01.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

          "Seller" shall mean any Person selling securities of the Company pursuant to an Incidental Registration.

          "Tag-Along Acceptance Notice" shall have the meaning set forth in
Section 3.01(a).

          "Tag-Along Notice" shall have the meaning set forth in Section
3.01(a).

          "Tag-Along Offerees" shall have the meaning set forth in Section 3.01(a).

          "Third Party" shall have the meaning set forth in Section 3.01(a).

          "Transfer" shall have the meaning set forth in Section 2.02.

          "Transferors" shall have the meaning ascribed to such term in
Section 3.01(a).

          "Underwriter" shall have the meaning set forth in Section 5.08(a).

          "Underwritten Offering" shall have the meaning set forth in Section 5.01(b).


                                  ARTICLE II

                       GENERAL; RESTRICTIONS ON TRANSFER

          SECTION 2.01. General. (a) As contemplated by their respective Employment Agreements or otherwise, each Employee Stockholder agrees at the Effective Time to purchase the amount of shares of Common Stock set forth on Exhibit B hereto (the "Rollover Stock"). The terms of this Agreement shall apply to all Common Stock owned by an Employee Stockholder on the Effective Time and to all Common Stock the Employee Stockholder subsequently acquires, other than acquisitions through purchase of Common Stock on the NYSE or on a national stock exchange or market on which the Common Stock is traded or quoted, including NASDAQ. This Agreement shall only be effective upon the Effective Time.

          (b) Each Employee Stockholder hereby represents that the shares of Rollover Stock were acquired for investment purposes and not with a view to the sale or distribution thereof. Each Employee Stockholder acknowledges and understands that such shares of Rollover Stock have not been registered under the Securities Act, by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and that such shares of Rollover Stock must be held indefinitely unless a subsequent disposition thereof is either (i) registered under the Securities Act or (ii) exempt from registration thereunder. Each Employee Stockholder further understands and acknowledges that the certificates representing the Rollover Stock will contain legends to the effect of the foregoing.

          SECTION 2.02. General Transfer Restrictions. Prior to the fifth anniversary of the Effective Time, each Employee Stockholder agrees to not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (collectively, "Transfer") any shares of Common Stock, or solicit any offers to purchase or otherwise acquire or take a pledge of any shares of Common Stock, unless such Transfer is expressly permitted by, and complies with the provisions of, this Agreement and either (i) such Transfer is made pursuant to an effective registration statement under the Securities Act and has been registered under all applicable state securities or "blue sky" laws; (ii) the Employee Stockholder shall have furnished the Company with an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and all applicable state securities or "blue sky" laws; or
(iii) such Transfer is by the Employee Stockholder to a Permitted Transferee in accordance with Section 6.06.

          SECTION 2.03. Legend. Each certificate representing shares of Common Stock held by the Employee Stockholder shall bear a legend substantially in the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF, AND IN PARTICULAR MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF, AN EMPLOYEE STOCKHOLDER AGREEMENT AMONG EMPLOYEE STOCKHOLDER, LEHMAN BROTHERS MERCHANT BANKING PARTNERS II L.P. AND BLOUNT INTERNATIONAL, INC. (THE "AGREEMENT") (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF BLOUNT INTERNATIONAL, INC. (TOGETHER WITH ITS SUCCESSORS, THE "COMPANY") AND WHICH WILL BE MAILED TO A STOCKHOLDER WITHOUT CHARGE WITHIN FIVE DAYS AFTER RECEIPT BY THE COMPANY OF A WRITTEN REQUEST THEREFOR FROM SUCH STOCKHOLDER). THE HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF THE AFORESAID AGREEMENT.

          SECTION 2.04. Additional Restrictions on Transfer. Notwithstanding anything in this Agreement to the contrary, prior to the fifth anniversary of the Effective Time, no Holder may Transfer any shares of Common Stock to any Person other than (a) to a Permitted Transferee, (b) pursuant to Sections 3.01, 3.02, Article IV or Article V or (c) in connection with a Change-in-Control so long as such transfers are on a pro rata basis with transfers made by the Lehman Group in connection with such Change-in-Control.

          SECTION 2.05. Registration of Option Shares. The Company will register all Option Shares on Form S-8 under the Securities Act within a reasonable time after the date hereof in order to ensure that the Option Shares are so registered prior to the vesting of the Options and will maintain such registration in effect during the term of the Options.


                                  ARTICLE III

                    TAG-ALONG RIGHTS, AND DRAG-ALONG RIGHTS

          SECTION 3.01. Tag-Along Rights. (a) No member of the Lehman Group shall sell or otherwise dispose of shares of Common Stock to any Person or Persons (other than a


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                                                                             9


Permitted Transferee of the Lehman Group) (the "Third Parties"), unless the terms and conditions of such sale or other disposition to such Third Parties shall include an offer to each Holder who at such time owns any shares of Common Stock subject to this Agreement (the "Tag-Along Offerees") to include, at the option of each Tag-Along Offeree, in the sale or other disposition to the Third Parties such number of shares of Common Stock owned by such Tag-Along Offeree determined in accordance with this Section 3.01. The members of the Lehman Group proposing to effect such sale or other disposition (the "Transferors") shall send a written notice (the "Tag- Along Notice") to each Tag-Along Offeree setting forth the maximum number of shares of Common Stock the Third Party is willing to purchase or otherwise acquire, along with the price and the other terms and conditions of the Third Party offer. At any time within 30 days after the date the Tag-Along Notice is received by each Tag-Along Offeree, such Tag-Along Offeree may exercise its option to sell a number of shares of Common Stock owned by such Tag-Along Offeree determined in accordance with the provisions of this Section 3.01 by furnishing written notice of such acceptance (the "Tag-Along Acceptance Notice") to the Transferors (which Tag- Along Acceptance Notice shall set forth the maximum number of shares of Common Stock that such Tag-Along Offeree wishes to sell or otherwise dispose of to the Third Party) and delivering to the Transferors the certificate or certificates representing the maximum number of shares of Common Stock to be sold or otherwise disposed of pursuant to such offer by such Tag-Along Offeree, together with a limited power-of-attorney authorizing the Transferors to sell or otherwise dispose of such shares of Common Stock to the Third Parties as part of such proposed sale or other disposition, all in a form reasonably satisfactory to the Transferor and the Third Parties. Notwithstanding anything to the contrary, Section 3.01 shall not apply to any sale of shares of Common Stock by Lehman Brothers Merchant Banking Partners or its Affiliates pursuant to a syndication of its equity interest in the Company during the six-month period commencing from and after the Effective Time, provided that the aggregate amount of such sales do not exceed $100 million.

          (b) If the proposed sale or other disposition to the Third Parties by the Transferors is consummated, each Tag-Along Offeree shall have the right to sell to the Third Party as part of such proposed sale or other disposition a number of shares of Common Stock up to the product (rounded up to the nearest whole number) of (i) the quotient determined by dividing (A) the aggregate number of shares of Common Stock owned by such Tag-Along Offeree by
(B) the aggregate number of shares owned by the Lehman Group, the Holders and all other Persons who have "tag-along" rights of a similar nature under this Agreement and (ii) the total number of shares of Common Stock proposed to be acquired by the Third Party; provided that, in order to be entitled to exercise its right to sell shares of Common Stock to the Third Party pursuant to this Section 3.01, each Tag-Along Offeree (x) shall agree to the same covenants as Transferors agree to in connection with the proposed sale and (y) shall make such representations and warranties concerning title to the shares of Common Stock to be sold in connection with the proposed sale as Transferors make, all in a form reasonably satisfactory to the Transferor and the Third Party.

          (c) Each of the Transferors and the Third Party shall have the right, in its sole discretion, at all times prior to consummation of the proposed sale or other disposition giving rise to the tag-along right granted by this Section 3.01, to abandon or otherwise terminate such sale or other disposition, whereupon all rights of the Tag-Along Offerees under this Section
3.01 in respect of such sale or other disposition shall become null and void, and neither the Transferors nor the Third Party shall have any liability or obligation to any Tag-Along Offeree with respect thereto by virtue of such abandonment or termination.

          (d) The purchase from the Tag-Along Offerees pursuant to this
Section 3.01 shall be on the same terms and conditions, including the per share price and the date of sale or other disposition, as are applicable to the Transferors, which shall be not less favorable than as stated in the Tag-Along Notice provided to the Tag-Along Offerees by the Transferors.

          (e) If within 30 days after the date of the Tag-Along Notice is received by the Tag-Along Offerees, any Tag-Along Offeree has not delivered a Tag-Along Acceptance Notice, such Tag-Along Offeree shall be deemed to have waived any and all of such Tag-Along Offeree's rights with respect to the sale or other disposition of Common Stock described in the Tag-Along Notice.

          (f) The provisions of this Section 3.01 shall not be applicable to any bona fide public offering of Common Stock made pursuant to a registration statement under the Securities Act.

          SECTION 3.02. Drag-Along Rights. (a) If any member or members of the Lehman Group at any time propose to sell or otherwise dispose of shares of Common Stock to any Person or Persons other than any Permitted Transferee of the Lehman Group (including through a private placement or similar transaction), who shall have offered to (or who, in accordance with the terms of a prospectus or other offering document, will) acquire any shares of Common Stock held by the Lehman Group (such transferee Person or Persons are hereinafter referred to collectively as the "Drag-Along Purchasers"), the Drag-Along Transferors (as defined below) shall have the right (the "Drag-Along Right"), exercisable in accordance with Section 3.02(b), to require each Holder (collectively, the "Drag-Along Stockholders") to sell or dispose to the Drag-Along Purchasers such number of shares of Common Stock owned by each such Drag-Along Stockholder determined in accordance with this
Section 3.02 (a "Drag-Along Disposition Transaction"). The members of the Lehman Group who wish to exercise the Drag- Along Right (the "Drag-Along Transferors") shall send a written notice (a "Drag-Along Notice") to each Drag-Along Stockholder not less than 30 days prior to the date upon which such sale is scheduled to close. Each Drag-Along Notice shall (i) specify in reasonable detail all the terms and conditions upon which such sale or disposition is to occur, and (ii) make reference to this Section 3.02 and state that each Drag-Along Stockholder is obligated to sell or dispose of its Drag-Along Shares pursuant to such sale.

          (b) In connection with any Drag-Along Disposition Transaction, each Drag-Along Stockholder shall be required to sell or dispose of the number of shares of Common Stock (the "Drag-Along Shares") requested in the Drag-Along Notice which shall in no event exceed the product (rounded up to the nearest whole number) of (i) the quotient obtained by dividing (A) the number of shares of Common Stock to be sold or disposed of in such Drag-Along Disposition Transaction by (B) the aggregate number of shares of Common Stock owned by the Lehman Group, the Holders and such Drag-Along Stockholder and
(ii) the number of shares of Common Stock held by such Drag-Along Stockholder. Each Drag-Along Stockholder, unless such Drag- Along Stockholder agrees otherwise, shall receive as consideration upon such sale or disposition for its shares of Common Stock the same type of consideration and the same amount of consideration per share and on the same terms and conditions as are applicable to the shares of Common Stock to be sold by the Drag-Along Transferors; provided, however, that such Drag- Along Stockholder shall not be required to make any representations, warranties or covenants other than a representation and warranty as to title to such Drag-Along Stockholder's Common Stock and shall not be required to give any indemnification other than for the breach of such representation and warranty and in an amount not to exceed the proceeds to such Drag-Along Stockholder from such sale or disposition.

          (c) If the proposed sale or disposition is not consummated within 120 days of its scheduled closing date, the Drag-Along Right of the Drag-Along Transferors pursuant to Section 3.02 with respect to the sale or disposition which was the subject of such Drag-Along Notice shall on such 120th day terminate.

          SECTION 3.03. Cooperation. Subject to the terms of an Employee Stockholders' Employment Agreement with the Company and the requirements of applicable law and regulation each Employee Stockholder hereby agrees that in addition to performing his or her ordinary obligations as an employee of the Company, he or she will fully support, and take all actions and provide all reasonable assistance and cooperation deemed necessary by Lehman Brothers Merchant Banking Partners in connection with, any strategic or other material transaction supported by Lehman Brothers Merchant Banking Partners which involves the Company and any Person, and will not take any action which could reasonably be expected to be, or which Lehman Brother Merchant Banking Partners determines in good faith is, adverse to the negotiation or consummation of such transaction in any material respect.


                                  ARTICLE IV

                              CALL AND PUT RIGHTS

          SECTION 4.01. Call and Put Rights. (a) If an Employee Stockholder's active employment with the Company (and/or, if applicable, any of its subsidiaries) is terminated (x) by the Company for any reason other than for Cause, (y) by the Employee Stockholder for Good Reason or (z) terminated as a result of the Employee Stockholder's Retirement from employment with the Company (in any such case, a "Non-Cause Call Event"), then the Company shall have the right to purchase all, but not less than all, of the shares of Common Stock then held by the Employee Stockholder or any Permitted Transferee thereof at Fair Market Value. Notwithstanding the foregoing, if the Employee Stockholder elects, he may override any such calls and retain all or any portion of the shares of Common Stock subject to such call by giving the Company written notice of such override within 30 days of his receipt of the Call Notice.

          (b) If an Employee Stockholder's active employment with the Company (and/or, if applicable, any of its subsidiaries) is terminated by the Company for Cause or is terminated by an Employee Stockholder without Good Reason (a "For Cause Call Event)", then the Company shall have the right to (i) purchase all, but not less than all, of the shares of Common Stock then held by the Employee Stockholder or any Permitted Transferee at Fair Market Value, or if lesser in the case of Option Shares, the purchase price paid by the Employee Stockholder therefor and (ii) terminate all, but not less than all, of the outstanding Options then held by the Employee Stockholder.

          (c) If an Employee Stockholder's active employment with the Company (and/or, if applicable, any of its subsidiaries) is terminated by the Company due to his death or Disability, (a "Put Event") the Employee Stockholder (or his legal representative or the legal representative of his estate, if applicable) may put all New Options, Option Shares and Purchased Shares to the Company, and the Company may call such New Options, Option Shares and Purchased Shares subject to such call, in each case at Fair Market Value (in the case of New Options, net of the exercise price thereof ) (a "Disability Call Event"); provided, however, that if the Employee Stockholder elects, he may override any such call and retain all or any portion of his New Options, Option Shares and Purchased Shares by providing the Company with a written notice of such override within 30 days of his receipt of the Call Notice.

          (d) If the Company shall sell the business division in which the Employee Stockholder is principally employed, the Company may call the Employee Stockholder's New Options, Option Shares and Purchased Shares at Fair Market Value (in the case of New Options, net of the exercise price thereof); (collectively with any Non-Cause Call Event, any For-Cause Call Event or any Disability Call Event, a "Call Event") provided, however, that if the Employee Stockholder elects, he may override such call by the Company and retain all or any portion of his

New Options, Option Shares and Purchased Shares subject to such call by providing the Company with a written notice of such override within 30 days of his receipt of the Call Notice.

          (e) The Company shall have a period of 75 days from the date of a Call Event in which to give notice in writing to the applicable Holder of the exercise of any such call right ("Call Notice"). If the Employee Stockholder (or the Employee Stockholder's legal representative or the legal representative of his estate, as applicable) is entitled to put any or all of his New Options, Option Shares or Purchased Shares, notice of such intent must be given by the Executive no later than 90 days after the Company gives notice that it will not exercise its call.

          (f) The completion of the purchases pursuant to any Call Event or Put Event shall take place at the principal office of the Company on the 30th business day after the giving of notice of the exercise of the applicable call or put right. The applicable price under this Article IV and any payment with respect thereto shall be paid by delivery to the Employee Stockholder or any Permitted Transferee, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Employee Stockholder or any Permitted Transferee, as the case may be, against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the Employee Stockholder or any Permitted Transferee or his, her or its authorized representative.

          (g) The parties acknowledge that certain Employment Agreements contain provisions regarding "put" and "call" rights and this Article IV supersedes such provisions.

          (h) The provisions of this Article IV shall terminate upon an Initial Public Offering.


                                   ARTICLE V

                              REGISTRATION RIGHTS

          SECTION 5.01. Registration. (a) If at any time the Company proposes to register under the Securities Act any shares of Common Stock for sale for its own account other than (i) any registration relating to any employee benefit or similar plan, any dividend reinvestment plan, or any acquisition by or business combination involving the Company or any of its subsidiaries or
(ii) pursuant to a registration statement filed in connection with an exchange offer, or if Lehman Brothers Merchant Banking Partners, has requested that the Company file a registration statement to effect registration of shares of Common Stock owned by it pursuant to the terms of a written registration rights agreement, including Section 5.02(b) of this Agreement, the Company shall give written notice to each Holder at least 20 days prior to the initial filing of such registration statement with the SEC pertaining thereto (an "Incidental Registration Statement") informing such Holder of its intent to file such Incidental Registration Statement and of such Holder's rights, if any, under this Section 5.01 to request the registration of the Registrable Securities held by such Holder. Upon the written request of any such Holder made within 10 days after any such notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method of distribution thereof), the Company shall use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Holders, to the extent required to permit the disposition of the Registrable Securities so requested to be registered, including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Incidental Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Incidental Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Incidental Registration Statement or by the Securities Act or by any other rules and regulations thereunder.

          (b) If a registration pursuant to this Section 5.01 involves an underwritten offering of the securities being registered (an "Underwritten Offering"), which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the Holders requesting such registration of Registrable Securities, on or before the date five days prior to the date then scheduled for such offering, that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of Registrable Securities and other securities that the Company is so advised can be sold in (or during the time of) such offering within such price range; provided, however, that the Company shall be required to include in such required registration: first, all the securities proposed to be sold pursuant to an Incidental Registration Statement initiated by the Company to effect a primary offering of securities, second, the securities requested to be included in a registration that the Company is required to include pursuant to the terms of any other registration rights agreements (other than securities requested to be included by the Lehman Group or the Holders) and third, the amount of Registrable Securities and other securities requested to be included by the Lehman Group and by the Holders in such registration that the Company is so advised can be sold in (or during the time of) such offering, allocated pro rata among the Lehman Group and the Holders requesting such registration on the basis of the number of Registrable Securities and other securities requested to be included by the Lehman Group and the Holders.

          (c) No Holder may participate in any Incidental Registration Statement hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any arrangements approved by the Company and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

          SECTION 5.02. Demand Registration Rights. (a) Beginning upon the later of (i) the occurrence of an Initial Public Offering or (ii) or the fifth anniversary of the Effective Time (the "Employee Demand Right Effective Date"), the Holders may request the Company to file a registration statement to effect the registration of all or a portion of the Common Stock held by such Holders (the "Employee Demand Registration Right"). The Employee Demand Registration Right shall be exercised by delivery of a written notice to the Company by the holders of a majority of the Common Stock held by the Holders (the "Employee Demand Right Notice"), a copy of which must be provided to the Company at least 15 days prior to delivery to the Company. Notwithstanding anything contained in this Section 5.02 to the contrary, (A) the Company shall be obligated to effect no more than two registrations in the aggregate pursuant to this Section 5.02(a), (B) the Company shall not be obligated to effect a subsequent registration pursuant to this Section 5.02(a) within 12 months of the effective date of any prior such registration, (C) the Company shall not be obligated to effect any registration pursuant to this Section 5.02(a) if less than 10% of the Common Stock held in the aggregate by the Holders at the time of such registration will be offered for sale pursuant thereto and (D) the provisions of this Section 5.02(a) shall expire and be of no further force and effect on the third anniversary of the Employee Demand Right Effective Date.

          (b) Upon delivery of a Employee Demand Right Notice, the Company shall, not later than the 60th calendar day after the receipt of such a request, cause to be filed a Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register, to the extent necessary to permit the disposition of such Registrable Securities in accordance with the intended methods of distribution thereof specified in such request. The Company shall use its reasonable best efforts to have such Registration Statement declared effective by the SEC as soon as practicable thereafter (but in no event later than the 150th calendar day after the receipt of such a request) and to keep such Registration Statement continuously effective for a period of time necessary following the date on which such Registration Statement is declared effective for the underwriters or the Holders, as the case may be, to sell all the Registrable Securities issued under such Registration Statement, or such shorter period that will terminate when all of the Registrable Securities covered by such Registration Statement have been sold pursuant thereto (including, if necessary, by filing with the SEC a post-effective amendment or a supplement to the Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Registration Statement or by the Securities Act, any state securities or blue sky laws, or any other rules and regulations thereunder).

          (c) A Registration Statement pursuant to this Section 5.02 shall be deemed not to have become effective (and the related registration shall be deemed not to have been effected) unless it has been declared effective by the SEC; provided, however, that if, after it has been declared effective, the offering of any Registrable Securities pursuant to such Incidental Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court (other than any such stop order or injunction issued as a result of the inclusion in such Incidental Registration Statement of any information supplied to the Company for inclusion therein by a selling stockholder) such Incidental Registration Statement will be deemed not to have become effective.

          (d) If a registration pursuant to this Section 5.02 involves an Underwritten Offering, which securities are to be distributed on a firm commitment basis by or through one or more underwriters of recognized standing under underwriting terms appropriate for such transaction, and the underwriter or the managing underwriter, as the case may be, of such Underwritten Offering shall inform the Company and the individuals requesting such registration, on or before the date five days prior to the date then scheduled for such offering, that, in its opinion, the amount of securities requested to be included in such registration exceeds the amount which can be sold in (or during the time of) such offering without adversely affecting the distribution of the securities being offered, then the Company will include in such registration only the amount of registrable securities and other securities that the Company is so advised can be sold in (or during the time of) such offering within such price range; provided, however, that the Company shall be required to include in such required registration the amount of securities proposed to be registered by the Holders, allocated pro rata among the Holders, on the basis of the number of securities requested to be included by the Holders.

          (e) The Company will not be obligated to effect the Demand Registration within six months after an Initial Public Offering by the Company for which registration pursuant to Section 5.01 was fully available. If at the time of any request to register Registrable Securities pursuant to Section 5.02, the Company is engaged, or has plans (which have been or are reasonably expected to be approved by the Board of Directors within 60 days) to engage within 90 days of the time of the request in a registered public offering as to which the Holders may include such Registrable Securities pursuant to
Section 5.01 hereof, or is engaged in any activity which, in the good faith determination of the Board of Directors, would be adversely affected by the requested registration to the material detriment of the Company, then the Company may at its option direct that such request be delayed for a period not in excess of 180 days from the effective date of such offering, or in the case of such other material activity, the lesser of (i) 180 days from the date of such request for registration or (ii) such time when the registration would not adversely affect such activity of the Company, such right to delay a request to be exercised by the Company not more than once within any twelve-month period.

          (f) No Holder may participate in any registration statement hereunder unless such Holder (i) agrees to sell its Registrable Securities on the basis provided in any arrangements approved by the Company and (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such arrangements.

          (f) At any time after the Lehman Group owns less than 50% of the shares of Common Stock, each of its members shall have the same demand registration rights that the Holders have pursuant to this Section 5.02 and this Article V.

          SECTION 5.03. Registration Expenses. The Company shall pay all Registration Expenses in connection with each registration pursuant to Section
5.01 or Section 5.02. Each Seller shall pay all discounts and commissions payable to underwriters, selling brokers, managers or other similar Persons related or allocable to the sale or disposition of such Seller's registrable securities pursuant to any Incidental Registration Statement.

          SECTION 5.04. Restrictions on Public Sale by Sellers and the Company. If requested by the underwriter or managing underwriter, as applicable, in any Underwritten Offering (by the Company or any other Person) of Common Stock or of any securities convertible into or exchangeable for Common Stock, or of warrants or other securities entitling the holder thereof to purchase Common Stock, each party hereto shall agree not to effect any public sale or distribution of Common Stock during the 14-day period prior to, and during the 90- day period beginning on, the date of sale of securities in connection with such Underwritten Offering (except pursuant to such registration statement).

          SECTION 5.05. Registration Procedures. In connection with the obligations of the Company pursuant to Section 5.01 and Section 5.02, the Company shall use its reasonable best efforts to effect or cause to be effected the registration under the Securities Act of the securities entitled to be included in such registration in order to permit the sale of such securities, and the Company shall:

          (a) (i) prepare and file a Registration Statement with the SEC which Registration Statement (x) shall be on a form for which the Company qualifies selected by the Person first requesting registration and (y) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, (ii) use its reasonable best efforts to prevent the happening of any event that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the securities registered pursuant thereto (during the period that such Registration Statement is required to be effective and usable); provided, however, that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons (including any acquisition or divestiture of assets or the consummation of any business combination or any agreement to do so) so long as the Company as promptly as reasonably possible thereafter complies with the requirements of Section 5.05(i), if applicable, and (iii) cause each Registration Statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (b) furnish to each Seller holding securities covered by a Registration Statement and to each underwriter of an Underwritten Offering of the securities covered by a Registration Statement, if any, without charge, as many copies of each prospectus forming part of such Registration Statement, including each preliminary prospectus, and any amendment or supplement thereto and such other documents as such Seller or underwriter may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities; and the Company hereby consents to the use of such prospectus, including each such preliminary prospectus, by each such holder and underwriter, if any, in connection with the offering and sale of such securities;

          (c) (i) use its reasonable best efforts to register or qualify the securities covered by a Registration Statement, no later than the time such Registration Statement is declared effective by the SEC, under all applicable state securities or "blue sky" laws of such jurisdictions as each underwriter, if any, or any Seller shall reasonably request; and (ii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Seller to consummate the disposition in each such jurisdiction of the securities covered by such Registration Statement; provided, however, that the Company shall not be required to register or qualify any securities in any jurisdiction if registration or qualification in such jurisdiction would subject the Company to unreasonable expense or, in the case of an Underwritten Offering, would unreasonably delay the commencement of such Underwritten Offering; and provided, further, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of Registrable Securities in connection therewith) in any such jurisdiction;

          (d) notify each Seller promptly, and, if requested by such Seller, confirm such notice in writing, (i) when a Registration Statement has become effective and when any post- effective amendments and supplements thereto become effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceeding for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of such securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is required to be effective as a result of which such Registration Statement or the related prospectus contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstance under which they were made, not misleading;

          (e) furnish counsel for each underwriter, if any, and for the Sellers copies of any request by the SEC or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information;

          (f) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

          (g) upon request, furnish to the underwriter or managing underwriter, as applicable, of an Underwritten Offering of Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Seller, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (h) cooperate with each Seller and the underwriter or managing underwriter, as applicable, of an Underwritten Offering of securities, if any, to facilitate the timely preparation and delivery of certificates representing securities to be sold and not bearing any restrictive legends; and enable such securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as each Seller or the underwriter or managing underwriter, as applicable, of an Underwritten Offering of securities, if any, may reasonably request at least three business days prior to any sale of securities;

          (i) upon the occurrence of any event contemplated by Section 5.05(d)(iv), during the period in which a Registration Statement is required to be kept in effect, use reasonable best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related prospectus, or any document incorporated therein as thereafter delivered to the purchasers of the securities covered by such Registration Statement, so that such prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (j) enter into customary agreements (including, in the case of an Underwritten Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and, in the case of a Registration Statement relating to a secondary offering filed at the request of a Seller, take all other customary and appropriate actions in order to expedite or facilitate the disposition of the securities covered by a Registration Statement as shall be requested by the Seller, and in connection therewith:

               (i) make such representations and warranties to the Sellers and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

               (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Sellers) addressed to each Seller and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Sellers and underwriters;

               (iii) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to each Seller and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in "cold comfort" letters to underwriters in connection with primary underwritten offerings;

               (iv) enter into a securities sales agreement, which shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants;

               (v) if an underwriting agreement is entered into, cause the same to set forth indemnification provisions and procedures substantially equivalent to the indemnification provisions and procedures set forth in Section 5.07; and

               (vi) deliver such customary documents and certificates as may be reasonably requested by the Sellers or by the managing underwriters, if any;

          (k) make available for inspection by representatives of the Sellers and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Sellers or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

          (l) (i) within a reasonable time prior to the filing of any Registration Statement, any related prospectus, any amendment to a Registration Statement or amendment or supplement to a prospectus, provide copies of such document to the Sellers and to counsel to such Sellers and to the underwriter or underwriters of an Underwritten Offering of securities, if any; and, consider in good faith such reasonable changes in any such document prior to or after the filing thereof as counsel to the Sellers or the underwriter or underwriters may request and make available such of the representatives of the Company as shall be reasonably requested by the Sellers or any underwriter for discussion of such document; and

               (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a related prospectus, provide copies of such document to counsel for the Sellers and the underwriter or underwriters of an Underwritten Offering of securities; consider in good faith such reasonable changes in such document prior to or after the filing thereof as counsel for such Sellers or such underwriter shall request; and make available such of the representatives of the Company as shall be reasonably requested by such counsel for discussion of such document;

          (m) use its reasonable best efforts to cause all securities covered by a Registration Statement to be listed on any securities exchange on which the common stock of the Company is then listed if so requested by any applicable Seller;

          (n) provide a CUSIP number for all securities covered by a Registration Statement, no later than the effective date of such Registration Statement;

          (o) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder; and

          (p) cooperate and assist in any filing required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the
NASD).

          SECTION 5.06. Obligations of Sellers. (a) Each Seller shall, as a condition to the registration obligations with respect to such Seller provided herein, furnish to the Company such information regarding such Seller, the ownership of securities by such Seller and the proposed distribution by such Seller of such securities as the Company may from time to time reasonably request in writing.

          (b) Upon receipt of any notice of the Company of the happening of any event of the kind described in Section 5.05(d)(iv), such Seller shall forthwith discontinue disposition of securities pursuant to the affected Registration Statement until such Seller's receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.05(i), and, if so directed by the Company, such Seller shall deliver to the Company (at the expense of the Company) all copies in its possession, other than permanent file copies then in such Seller's possession, of the prospectus covering such securities which was current at the time of receipt of such notice. If any offering requested by the Holders pursuant to Section 5.02(a) is terminated is a result of the happening of any event at the kind described in Section 5.05(d)(iv), such offering shall not count against the number of registrations available to the Holders pursuant to Section 5.02(a).

          SECTION 5.07. Indemnification. (a) The Company shall indemnify and hold harmless each Person who participates as an underwriter (any such Person being an "Underwriter"), each Seller and their respective partners, directors, officers and employees and each Person, if any, who controls any Seller or Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

               (i) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment thereto) pursuant to which securities were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all losses, liabilities, claims, damages, judgments and reasonable expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, or of any other claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all reasonable expense whatsoever, as incurred (including, subject to Section 5.07(c), fees and disbursements of counsel) incurred in investigating, preparing or defending against any litigation, investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not such Person is a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that this indemnity agreement does not apply to any Seller or Underwriter with respect to any loss, liability, claim, damage, judgment or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission (A) made in reliance upon and in conformity with written information furnished to the Company by such Seller or Underwriter expressly for use in a Registration Statement (or any amendment thereto) or any related prospectus (or any amendment or supplement thereto) or (B) if such untrue statement or omission or alleged untrue statement or omission was corrected in an amended or supplemented Registration Statement or prospectus and the Company had furnished copies thereof to the Underwriter or Seller from which the Person asserting such loss, liability, claim, damage, judgment or expense purchased the securities that are the subject thereof prior to the date of sale by such Underwriter or Seller to such Person.

          (b) Indemnification by Sellers, Underwriters, Etc. Each Seller shall severally indemnify and hold harmless the Company, each Underwriter and the other Sellers, and each of their respective partners, directors, officers and employees (including each officer of the Company who signed the Registration Statement) and each Person, if any, who controls the Company, any Underwriter or any other Seller within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, against any and all losses, liabilities, claims, damages, judgments and expenses described in the indemnity contained in Section 5.07(a) (provided that any settlement of the type described therein is effected with the written consent of such Seller) as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in a Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Seller expressly for use in such Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that an indemnifying Seller shall not be required to provide indemnification in any amount in excess of the amount by which (x) the total price at which the securities sold by such indemnifying Seller and its affiliated indemnifying Sellers and distributed to the public were offered to the public exceeds (y) the amount of any damages which such indemnifying Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Company shall be entitled, to the extent customary, to receive indemnification and contribution from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

          (c) Conduct of Indemnification Proceedings. Each indemnified party or parties shall give reasonably prompt notice to each indemnifying party or parties of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party or parties shall not relieve it or them from any liability which it or they may have under this indemnity agreement, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. If the indemnifying party or parties so elects within a reasonable time after receipt of such notice, the indemnifying party or parties may assume the defense of such action or proceeding at such indemnifying party's or parties' expense with counsel chosen by the indemnifying party or parties and approved by the indemnified party defendant in such action or proceeding, which approval shall not be unreasonably withheld; provided, however, that, if such indemnified party or parties reasonably determine that a conflict of interest exists and that therefore it is advisable for such indemnified party or parties to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it or them which are different from or in addition to those available to the indemnifying party, then the indemnifying party or parties shall not be entitled to assume such defense and the indemnified party or parties shall be entitled to separate counsel (limited in each jurisdiction to one counsel for all Underwriters and another counsel for all other indemnified parties under this Agreement) at the indemnifying party's or parties' expense. If any indemnifying party or parties are not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party or parties will pay the reasonable fees and expenses of counsel for the indemnified party or parties (limited in each jurisdiction to one counsel for all

Underwriters and another counsel for all other indemnified parties under this Agreement). In such event, however, no indemnifying party or parties will be liable for any settlement effected without the written consent of such indemnifying party or parties (which consent shall not be unreasonably withheld or delayed); provided, however, that if at any time an indemnified party or parties shall have requested an indemnifying party or parties to reimburse the indemnified party or parties for fees and expenses of counsel as contemplated by this paragraph, the indemnifying party or parties shall be liable for any settlement of any proceeding effected without the written consent of such indemnifying party or parties if (x) such settlement is entered into more than 15 business days after receipt by such indemnifying party or parties of the aforesaid request accompanied by supporting documents reasonably satisfactory to the indemnifying party or parties and (y) such indemnifying party or parties shall not have reimbursed the indemnified party or parties in accordance with such request prior to the date of such settlement. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, such indemnifying party or parties shall not, except as otherwise provided in this subsection (c), be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action or proceeding.

          (d) Contribution. (i) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 6.07 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms in respect of any losses, liabilities, claims, damages, judgments and expenses suffered by an indemnified party referred to therein, each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages, judgments and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the liable Sellers or Underwriters (including, in each case, that of their respective officers, directors, employees and agents) on the other in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages, judgments or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the liable Sellers or Underwriters (including, in each case, that of their respective officers, directors, employees and agents) on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by or on behalf of the Sellers or Underwriters, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, liabilities, claims, damages, judgments and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 5.07(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

               (ii) The Company and each Seller agree that it would not be just and equitable if contribution pursuant to this Section 5.07(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in sub-paragraph (i) above. Notwithstanding anything in this Section 5.07(d) to the contrary, in the case of distributions to the public, an indemnifying Seller shall not be required to contribute any amount in excess of the amount by which (A) the total price at which the securities sold by such indemnifying Seller and its affiliated indemnifying Sellers and distributed to the public were offered to the public exceeds (B) the amount of any damages which such indemnifying Seller has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

               (iii) For purposes of this Section, each Person, if any, who controls a Seller or an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Seller or Underwriter; and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

          (e) Non-Exclusivity. The obligation of the parties under this
Section 6.07 will be in addition to any liability which any party may otherwise have to any other party.

          SECTION 5.08. Rule 144. To enable the Holders that are Affiliates of the Company to transfer Common Stock in accordance with this Agreement, the Company will use all commercially reasonable efforts to permit such Holders to rely on Rule 144 of the Securities Act in connection with such transfers.


                                  ARTICLE VI

                                 MISCELLANEOUS

          SECTION 6.01. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or sent by overnight or same-day courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          If to the Company, to it at the following address:

                  Blount International, Inc.
                  4520 Executive Park Drive
                  Montgomery, AL 36116-1602
                  Attention:  Richard H. Irving, III
                  Facsimile:  (334) 270-8130;

          If to Lehman Brothers Merchant Banking Partners:

                  Lehman Brothers Merchant
                    Banking Partners II L.P.
                  3 World Financial Center
                  New York, New York 10285
                  Attention:  Mr. Steven Berkenfeld
                  Facsimile:   (212) 526-2198.

          If to an Employee Stockholder, to the last known address in the Company's files, or, in the case of any Holder or other Person who becomes a party to, or subject to, this Agreement, to the address set forth in the written agreement executed pursuant to Section 6.06, or to such other address as the party to whom notice is to be given may provide in a written notice to the Company, a copy of which written notice shall be on file with the Secretary. Notice shall be effective when delivered to the applicable address set forth above.

          SECTION 6.02. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF DELAWARE, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW OF SUCH STATE.

          SECTION 6.03. Entire Agreement; No Third-Party Beneficiaries. This Agreement, together with the documents referred to herein or delivered pursuant hereto, (a) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and of the documents referred to herein or delivered pursuant hereto, and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          SECTION 6.04. Descriptive Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.

          SECTION 6.05. Severability. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, or any provision hereof, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

          SECTION 6.06. Agreement To Be Bound. Notwithstanding anything to the contrary contained in this Agreement, no shares of Common Stock held by the Employee Stockholders may be Transferred to any Permitted Transferee, unless such Permitted Transferee, prior to such Transfer, agrees in writing to be bound by the terms of this Agreement to the same extent and in the same manner as the transferor of such shares, a copy of which writing shall be maintained on file with the Secretary of the Company and shall include the address of such Permitted Transferee to which notices hereunder shall be sent.

          SECTION 6.07. Additional Holders. Each Permitted Transferee of Lehman Brothers Merchant Banking Partners and any other member of the Lehman Group who becomes a holder of Common Stock after the date hereof in a Transfer which complies with Section 6.06 shall be deemed a party to this Agreement and be bound by its terms and be able to enforce its rights as a member of the Lehman Group hereunder.

          SECTION 6.08. Additional Employee Stockholders. No employee of the Company or its subsidiaries shall become a party to this Agreement until the Company, Lehman Brothers Merchant Banking Partners and the applicable employee have executed the applicable signature page for such employee.

          SECTION 6.09. Other Agreements. Nothing contained in this Agreement shall be deemed to be a waiver of, or release from, any obligations any party hereto may have under, or any restrictions on the Transfer of Common Stock or other securities of the Company imposed by, any other agreement, if any.

          SECTION 6.10. Successors, Assigns, Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be Transferred by any party hereto without the prior written consent of the other parties hereto except as expressly provided in this Agreement. Any purported Transfer of rights under this Agreement in violation of this Section 6.10 shall be void and of no effect.

          SECTION 6.11. Amendments; Waivers. This Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the parties hereto; provided, that for purposes of this Section 6.11, the consent of Holders who beneficially own 50% or more of the amount of Common Stock owned in the aggregate by all Holders shall be conclusively deemed to be the consent of each and every Holder.

          SECTION 6.12. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

          SECTION 6.13. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Delaware state court or any Federal court located in the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement in any court other than any Delaware state court or any Federal court sitting in the State of Delaware and (d) waives any right to trial by jury with respect to any action related to or arising out of this Agreement. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in any Delaware state court or any Federal court located in the State of Delaware, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

          SECTION 6.14. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          SECTION 6.15. Recapitalization, Exchanges, etc., Affecting Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution of the Common Stock, by reason of any stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. Upon the occurrence of any of such events, amounts an numbers hereunder, including numbers of shares of Common Stock, shall be appropriately adjusted.


          IN WITNESS WHEREOF and intending to be bound hereby, each of the parties set forth below have executed this Agreement as of the date set forth below.




                              BLOUNT INTERNATIONAL, INC.

                              by
                                 --------------------------------
                                 Name:
                                 Title:


                              LEHMAN BROTHERS MERCHANT BANKING
                              PARTNERS


                              by
                                 --------------------------------
                                 Name:
                                 Title:

Name of Employee Stockholder:         [NAME]  John M. Panettiere
                                              -------------------------------



Address of Employee Stockholder:      [ADDRESS]
                                                -----------------------------


Signature of Employee Stockholder:    [SIGNATURE]
                                                  ---------------------------



Name of Employee Stockholder:         [NAME]  Harold E. Layman
                                              -------------------------------


Address of Employee Stockholder:      [ADDRESS]
                                                -----------------------------


Signature of Employee Stockholder:    [SIGNATURE]
                                                  ---------------------------



Name of Employee Stockholder:         [NAME]  James S. Osterman
                                              -------------------------------


Address of Employee Stockholder:      [ADDRESS]
                                                -----------------------------


Signature of Employee Stockholder:    [SIGNATURE]
                                                  ---------------------------



Name of Employee Stockholder:         [NAME]  Gerald W. Bersett
                                              -------------------------------



Address of Employee Stockholder:      [ADDRESS]
                                                -----------------------------


Signature of Employee Stockholder:    [SIGNATURE]
                                                  ---------------------------



Name of Employee Stockholder:         [NAME]  Donald B. Zorn
                                              -------------------------------



Address of Employee Stockholder:      [ADDRESS]
                                                -----------------------------


Signature of Employee Stockholder:    [SIGNATURE]
                                                  ---------------------------

Name of Employee Stockholder:         [NAME]  Richard H. Irving
                                              -------------------------------



Address of Employee Stockholder:      [ADDRESS]
                                                -----------------------------


Signature of Employee Stockholder:    [SIGNATURE]
                                                  ---------------------------